Calculation of Filing Fee Tables
S-8
Dolby Laboratories, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.001 par value per share, reserved for issuance pursuant to Dolby Laboratories, Inc. 2026 Inducement Stock Plan (the "Inducement Plan")	Other	2,500,000		$ 153,587,500.00	0.0001381	$ 21,210.43
Total Offering Amounts:						$ 153,587,500.00		$ 21,210.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,210.43
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional shares of the Registrant's Class A common stock ("Class A Common Stock") that become issuable under the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock. Consists of shares of the Class A Common Stock underlying the shares reserved for issuance under the Inducement Plan. Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the Registrant's registration fee on the basis of $61.44 per share, which is the average of the high and low prices of the Class A Common Stock, as reported on the New York Stock Exchange, on September 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources